2002 Report of Independent Accountants

To the Board of Trustees and Shareholders of

Lord Asset Management Trust

In our opinion, the accompanying statements of assets and liabilities, including the investment portfolios, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Thomas White American Opportunities Fund, the Thomas White American Enterprise Fund and the Thomas White International Fund (constituting the Lord Asset Management Trust, hereafter referred to as the "Trust") at October 31, 2002, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended and the financial highlights for each of the periods from October 31, 1999 through October 31, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2002 by correspondence with the custodian, provide a reasonable basis for our opinion. The financial highlights for the period ended October 31, 1998 were audited by other independent accountants, whose report dated November 18, 1998 expressed an unqualified opinion on those financial highlights.

PricewaterhouseCoopers LLP

December 1, 2002
Chicago, Illinois